                          REGISTRATION RIGHTS AGREEMENT


            THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") dated as of January 15, 1998 among STARWOOD HOTELS & RESORTS TRUST, a Maryland real estate investment trust (the "Trust"), STARWOOD HOTELS & RESORTS WORLDWIDE, INC., a Maryland corporation (the "Corporation" and, together with the Trust, the "Company"), and SAVANAH LIMITED PARTNERSHIP, a District of Columbia limited partnership ("Shareholder").

                                    RECITALS

            WHEREAS, pursuant to a Stock Agreement of even date herewith and by and among the parties hereto (the "Stock Agreement"), the Company is issuing and delivering to Shareholder certain Paired Shares; and

            WHEREAS, the Stock Agreement provides that if such Paired Shares are Unregistered Shares, the Company shall effect the registration of such Paired Shares under the Securities Act; and

            WHEREAS, the parties desire to set forth their rights and obligations with respect to such registration and certain other matters;

            NOW, THEREFORE, the parties hereto agree as follows:

1. Definitions. Each capitalized term used in this Agreement but not defined herein shall have the meaning ascribed to such term in the Stock Agreement; and as used in this Agreement the following terms shall have the following meanings:

            "Commission" means the Securities and Exchange Commission.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Holder Information" means, with respect to a Selling Holder, (i) such information regarding such Selling Holder as is required by Section 507 of Regulation S-K promulgated by the Commission under the Securities Act, (ii) information as to whether (and if so, in what manner) the intended method of disposition of such Holder's Registrable Shares differs from the Plan of Distribution, and (iii) any such additional information as may be required to be included in the Registration Statement by a Selling Holder; in each case as shall be required to effect the registration of such Registrable Shares pursuant to the Registration Statement, the disclosures required in the Prospectus with respect thereto and the offer and Transfer of such Registrable Shares pursuant to the Prospectus.

            "Holders" means (i) Shareholder, and (ii) any other Person who acquires any of the Registrable Shares from Shareholder or another Holder if
(a) the Transferor and such Person shall have delivered to the Company a written notice of such Transfer setting forth the name of such Person, and (b) such Person shall have executed and delivered to the Company a properly completed Joinder Agreement; in each case at such times as such Persons shall own Registrable Shares.

            "ITT Closing" means the consummation of the acquisition of ITT Corporation by the Company.

            "ITT Termination" means the issuance by the Company of a press release stating that the Company will not consummate the acquisition of ITT Corporation.

            "Joinder Agreement" means an agreement to be bound by this Agreement in the form of Annex A hereto.

            "Paired Shares" means (i) "paired shares" (as such term is defined in the Purchase and Sale Agreement), and (ii) shares of capital stock of the Trust or the Corporation issued by the Trust or the Corporation in respect of or in exchange for paired shares in connection with any stock dividend or distribution, stock split-up, recapitalization, recombination or exchange by the Trust or the Corporation generally of such paired shares.

            "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or other entity, or government or other agency or political subdivision thereof.

            "Proposed Plan of Distribution" means a draft of the portion of the Registration Statement that describes the intended methods of disposition of the Registrable Shares by the Selling Holders.

            "Prospectus" means, with respect to the Registration Statement and each amendment thereto, the form of prospectus included therein.

            "Registrable Shares" means, as of any date of determination, (i) the Paired Shares that are Unregistered Shares and that constitute the Subject Shares; (ii) any shares or other securities issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued
as) a dividend or other distribution with respect to, or in exchange by the Trust or the Corporation generally for, or in replacement by the Trust or the Corporation generally of, such Paired Shares; and (iii) any securities issued in exchange for such Paired Shares in any merger or reorganization of the Company; in each case that continue to be owned by a Holder on such date of determination.

            "Registration Statement" means a registration statement on Form S-3, as amended from time to time, registering the offer and sale by the Selling Holders of such Selling Holders' Registrable Shares included therein for offer and Transfer on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

            "Required Effectiveness Date" means the later of (i) the 30th day after the Closing Date, or (ii) the earliest of:

            (a) The 30th day after the date of the ITT Closing;

            (b) The 30th day after the date of the ITT Termination; and

            (c) If neither the ITT Closing nor the ITT Termination has occurred prior to April 1, 1998, the 30th day after a demand for registration is made by notice given by Shareholder to the Company on or after April 1, 1998;

provided, however, that in the event that, following the initial filing of the Registration Statement, the Company is advised by the Commission that the Registration Statement will be reviewed, each of the time periods set forth above shall be extended for 20 days.

            "Securities Act" shall mean the Securities Act of 1933, as amended.


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            "Selling Holders" means

            (a) each Holder (i) who complies with Sections 3.1.1 hereof, (ii) who holds not less than 100,000 Subject Shares at the both at the time such notice is given and the date the Registration Statement is declared effective (or such lesser number as the Company, in its sole and absolute discretion, shall determine for such Holder), and (iii) whose Registrable Shares are included in the Registration Statement; and

            (b) each Transferee of such a Holder who (x) provides such Transferee's Holder Information promptly after its acquisition of Subject Shares and prior to the Company's request for acceleration of the Registration Statement, and (y) satisfies the conditions set forth in clauses (ii) and (iii) above.

            "Transfer" means the act of selling, giving, transferring, creating a trust (voting or otherwise), assigning or otherwise disposing of (other than pledging, hypothecating or otherwise transferring as security) (and correlative words shall have correlative meanings).

            "Transferee" means a Person to whom Registerable Shares are Transferred.

            "Violation" shall have the meaning set forth in Section 5.1 hereof.

2. Registration Obligations of the Company. The Company shall:

            2.1 File the Registration Statement with the Commission not later than 15 days rior to the Required Effectiveness Date (determined without reference to the proviso included in the definition of such term) and thereafter use its best efforts to cause the Registration Statement to be declared effective on the Required Effectiveness Date.

            2.2 Furnish to the Shareholder a copy of the Registration Statement for its review and comment not later than concurrently with the filing of the Registration Statement with the Commission.

            2.3 The Company shall give notice to the Shareholder of the expected effectiveness of the Registration Statement no later than the date acceleration of such effectiveness is requested of the Commission; provided, however, that in no event shall the Company have any liability for any failure to give such notice.

            2.4 Include in the Registration Statement the number of each Holder's Registrable Shares for each Holder as shall be specified for such Holder pursuant to Section 3.1 hereof.

            2.5 Use its best efforts to keep the Registration Statement effective until the earlier of (i) one year after the Closing Date, or (ii) such date as of which all the Selling Holders have completed the distribution or other disposition of the Registrable Shares registered under the Registration Statement. If the Registration Statement is terminated pursuant to clause (i) above, the Company shall timely file with the Commission all reports and other information required to enable all holders of Registrable Shares to Transfer such shares pursuant to Rule 144 promulgated by the Commission under the Exchange Act, as amended.

            2.6 During the effectiveness of the Registration Statement, upon notice to the Company by a Selling Holder of a Transfer of Registrable Shares pursuant to the Registration Statement and receipt


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

(i) by the Company of a certificate from such Selling Holder in the form of Annex B attached hereto, and (ii) by counsel for the Company of a certificate from such Selling Holder in the form of Annex C attached hereto, in each case representing that such Registrable Shares were offered and have been Transferred by such Selling Holder in a manner consistent with the description set under the caption "Plan of Distribution" in the Prospectus, the Company shall use its best efforts to cause such Registrable Shares to be reissued as soon as practicable (and not later than three Business Days following receipt by the Company and such counsel of such certificates) in the name of the transferee free of any restrictive legend under the Securities Act and to take all such actions as may be reasonably required to cause its transfer agent to comply with the undertakings set forth in this section.

            2.7 Use its best efforts to amend the Registration Statement or supplement the Prospectus so that they will remain current and in compliance with the requirements of the Securities Act for the period specified in Section
2.4 hereof, and use its best efforts to give the Selling Holders notice of the happening of any event or development as a result of which the Registration Statement or Prospectus may contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading. In the event that any Registrable Shares included in the Registration Statement remain unsold at the end of the period during which the Company is obligated to use its best efforts to maintain the effectiveness of the Registration Statement, the Company may file a post-effective amendment to the Registration Statement for the purpose of de-registering such unsold Registrable Shares.

            2.8 Furnish to each Selling Holder, without charge, such numbers of copies of the Registration Statement, any pre-effective or post-effective amendment thereto, the final Prospectus, and any amendments or supplements thereto, in each case in conformity with the requirements of the Securities Act, and such other related documents, as each Selling Holder may reasonably request in order to facilitate the Transfer of the Registrable Shares owned by such Selling Holder.

            2.9 Use its best efforts to register and qualify the Registrable Shares covered by the Registration Statement under such securities laws of such states or jurisdictions as shall be reasonably requested by the Selling Holders; provided, however, that neither the Trust nor the Corporation shall be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

            2.10 Promptly notify each Selling Holder of any stop order issued or threatened to be issued by the Commission or any of the jurisdictions referred to in Section 2.9 hereof in connection with the Registration Statement (and use its best efforts to prevent the entry of such stop order or to remove it if entered as promptly as practicable).

            2.11 Use its best efforts to cause the Registrable Shares covered by the Registration Statement, if the Paired Shares are then listed on a securities exchange or included for quotation in a recognized trading market, to continue to be so listed or included.

3. The Holders' Obligations.

      3.1 The obligations of the Company under Section 2 with respect to each Holder are subject to the satisfaction of each of the following conditions:

                  3.1.1 Not later than 10 days after the later of (i) the date hereof, or (ii) the date on which the Company delivers the Proposed Plan of Distribution to the Shareholder (or such later


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

      date as the Company, in its sole and absolute discretion, shall determine), such Holder shall furnish all of its Holder Information to the Company, if such Holder Information discloses that such Holder holds not less than 100,000 Subject Shares (or such lesser number as the Company, in its sole and absolute discretion, shall determine for such Holder).

                  3.1.2 Prior to the effectiveness of the Registration Statement, such Holder shall furnish to the Company by a notice such amendments and supplements to its Holder Information provided pursuant to
      Section 3.1.1 hereof as may be necessary in order to assure that the Holder Information included in the Registration Statement for each Selling Holder does not include a misstatement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  3.1.3 Such Holder shall cooperate with the Company in the preparation of the Registration Statement in the manner and to the extent reasonably requested by the Company, including accurately and fully completing, executing and delivering to the Company such documents as the Company may reasonably request in order to permit the Company to obtain the Holder Information or to otherwise comply with all applicable laws or to obtain acceleration of the effectiveness of the Registration Statement.

                  3.1.4 Such Holder shall not have breached any of its obligations to the Company set forth in this Section 3.1 or in Sections 3 or 4 of the Stock Agreement; provided, however, that if such breach is one that is capable of being cured and is actually cured by such Holder in all material respects, the obligations of the Company to such Holder that arises, or which the Company is obligated to perform in whole or in part, after such cure shall be reinstated on the terms and subject to the conditions set forth herein. A Transferee of Subject Shares who is otherwise entitled to have such shares included in the Registration Statement shall be deemed not have breached its obligation to provide its Holder Information to the Company if it provides such information promptly after its acquisition of such shares and prior to the Company's request for acceleration of the Registration Statement

                  3.1.5 Such Holder shall not have made any material misrepresentation pursuant to Section 6 of the Stock Agreement.

            3.2 No action taken or omitted to be taken by or on behalf of any Holder shall adversely affect the rights of any other Holder hereunder.

            3.3 After the effectiveness of the Registration Statement, each Selling Holder (and each transferee thereof) shall furnish to the Company by a notice such amendments and supplements to its Holder Information provided pursuant to Section 3.1 hereof as may be necessary in order to assure that the Holder Information included in the Registration Statement for such Holder does not include a misstatement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

4. Expenses of Registration. The Company shall pay all expenses incurred in connection with the registration, filing and qualification of the Registrable Shares, including all registration, filing and NASD or securities exchange fees; all fees and expenses of complying with securities or blue sky laws; all word processing, duplicating and printing expenses; and the fees and disbursements of counsel and accountants for the Company; but excluding all discounts, commissions or fees of selling brokers or similar securities industry professionals and all fees and expenses of counsel and accountants for the Selling Holders.


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5. Indemnification; Contribution.

            5.1 To the extent permitted by applicable law, the Company shall indemnify and hold harmless each Selling Holder; each Person, if any, who controls such Selling Holder within the meaning of the Securities Act; and each officer, director, partner and employee of such Selling Holder and such controlling Person; against any and all losses, claims, damages, liabilities and expenses incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation, or to which any of the foregoing Persons may become subject under the Securities Act, to the extent such losses, claims, damages, liabilities and expenses arise out of or are based upon any of the following (collectively a "Violation"):

                  5.1.1 Any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any final Prospectus, or any amendments or supplements thereto;

                  5.1.2 The omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

                  5.1.3 Any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any applicable state securities law;

provided, however, that the indemnification required by this Section 5.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or expense incurred by a Selling Holder (or any Person, if any, who controls such Selling Holder within the meaning of the Securities Act, or any officer, director, partner and employee of such Selling Holder and such controlling Person) to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with the Holder Information or other information furnished to the Company by or on behalf of such Selling Holder expressly for use in connection with the Registration Statement.

            5.2 To the extent permitted by applicable law, each Selling Holder shall indemnify and hold harmless the Company; each of its directors, each of its officers who shall have signed the Registration Statement; each Person, if any, who controls the Company within the meaning of the Securities Act; any other Selling Holder, any controlling Person of any such other Selling Holder and each officer, director, partner, and employee of such other Selling Holder and such controlling Person; against any and all losses, claims, damages, liabilities and expenses, incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation, or to which any of the foregoing Persons may otherwise become subject under the Securities Act, to the extent such losses, claims, damages, liabilities and expenses arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with the Holder Information or other information furnished to the Company by or on behalf of that Selling Holder expressly for use in connection with the Registration Statement.

            5.3 Promptly after receipt by an indemnified party under this
Section 5 of notice of the commencement of any action, suit, proceeding, investigation or threat thereof made in writing for which such indemnified party may make a claim under this Section 5, such indemnified party shall deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to


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

the parties. The failure of an Indemnified Party to deliver written notice to the indemnifying party within a reasonable time following the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 5 unless such failure is prejudicial to such indemnifying party's ability to defend such action. Any fees and expenses incurred by the indemnified party (including any fees and expenses incurred in connection with investigating or preparing to defend such action or proceeding) shall be paid to the indemnified party, as incurred, within 30 days of written notice thereof to the indemnifying party (regardless of whether it is ultimately determined that an indemnified party is not entitled to indemnification hereunder). Any such indemnified party shall have the right to employ separate counsel in any such action, claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expenses of such indemnified party unless (i) the indemnifying party has agreed to pay such fees and expenses, or (ii) the indemnifying party shall have failed to promptly assume the defense of such action, claim or proceeding, or (iii) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party and that the assertion of such defenses would create a conflict of interest such that counsel employed by the indemnifying party could not faithfully represent the indemnified party (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action, claim or proceeding on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action, claim or proceeding or separate but substantially similar or related actions, claims or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such indemnified parties, unless in the reasonable judgment of such indemnified party a conflict of interest would exist between such indemnified party and any other of such indemnified parties with respect to such action, claim or proceeding, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels). No indemnifying party shall be liable to an indemnified party for any settlement of any action, proceeding or claim without the written consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed.

            5.4 If the indemnification required by this Section 5 from the indemnifying party is determined by a court of competent jurisdiction to be unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to in this Section 5:

                  5.4.1 The indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any Violation has been committed by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such Violation. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in
      Section 5.1 and 5.2, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.


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

                  5.4.2 The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.4 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in Section
      5.4.1. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of a fraudulent misrepre-sentation.

            5.5 If indemnification is available under this Section 5, the indemnifying parties shall indemnify each indemnified party to the full extent provided in this Section 5 without regard to the relative fault of such indemnifying party or indemnified party or any other equitable consideration referred to in Section 5.4.

            5.6 The obligations of the Company and the Selling Holders under this Section 5 shall survive the completion of any offering of Registrable Shares pursuant to the Registration Statement and any termination of this Agreement.

6. Amendment, Modification and Waivers; Further Assurances.

            6.1 This Agreement may be amended with the consent of the Company and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it; in each case only if the Company shall have obtained the written consent of Holders holding more than 50% of the Registrable Shares. Such amendment, action or omission shall not require the consent of any other Holder. In addition, the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, that affects the rights hereunder of a specific Holder with the written consent of such Holder.

            6.2 No waiver of any terms or conditions of this Agreement shall operate as a waiver of any other breach of such terms and conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. No written waiver hereunder, unless it by its own terms explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provisions being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision.

            6.3 Each of the parties hereto shall execute all such further instruments and documents and take all such further action as any other party hereto may reasonably require in order to effectuate the terms and purposes of this Agreement.

7. Miscellaneous.

            7.1 Business Day. Whenever this Agreement requires that an action be taken or a notice be given on a date that would otherwise not be a Business Day, the time period for taking such action or giving such notice shall be extended to the first day thereafter that is a Business Day.

            7.2 Governing Law. This agreement shall be governed by and construed in accordance with the laws of the state of New York, without giving regard to the conflict of laws principles thereof.


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

            7.3 Notices. All notices, requests, demands, consents, approvals, designations and other deliveries and communications called for or contemplated by this Agreement shall be in writing and shall be given (i) in the case of Shareholder or the Company, to the address and in the manner set forth in
Section 7 of the Stock Agreement, and (ii) in the case of any Holder other than Shareholder, in the manner set forth in Section 7 of the Stock Agreement and to the address provided to the Company in such Holder's Joinder Agreement.

            7.4 Entire Agreement; Integration. This Agreement, together with the Stock Agreement, supersedes all prior agreements between or among any of the parties hereto with respect to the subject matter contained herein and therein, and such agreements embody the entire understanding among the parties relating to such subject matter.

            7.5 Section Headings. Section headings are for convenience of reference only and shall not affect the meaning of any provision of this Agreement.

            7.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which shall together constitute one and the same instrument. All signatures need not be on the same counterpart.

            7.7 Severability. If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity and enforceability of the remaining provisions of this Agreement, unless the result thereof would be unreasonable, in which case the parties hereto shall negotiate in good faith as to appropriate amendments hereto.

            7.8 Termination. This Agreement may be terminated at any time by a written instrument signed by the parties hereto. Unless sooner terminated in accordance with the preceding sentence, this Agreement (other than Section 5 hereof) shall terminate in its entirety on such date as there shall be no Registrable Shares.

            7.9 Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees (including any fees incurred in any appeal) in addition to its costs and expenses and any other available remedy.

            7.10 No Third Party Beneficiaries or Assignees. Nothing herein expressed or implied is intended to confer upon any person, other than the parties hereto or the Holders (to the extent expressly provided herein) any rights, remedies, obligations or liabilities under or by reason of this Agreement. Neither this Agreement not the rights or obligations hereunder may be assigned or otherwise transferred by any Holder except as permitted herein with respect to a Transfer of Registrable Shares.

            7.11 Starwood Lodging Trust. The parties hereto understand and agree that the name "Starwood Lodging Trust" is a designation of the Trust and its trustees (as trustees but not personally) under the Trust's Declaration of Trust, and all persons dealing with the Trust shall look solely to the Trust's assets for the enforcement of any claims against the Trust, and that the Trustees, officers, agents and security holders of the Trust assume no personal liability for obligations entered into on behalf of the Trust, and their respective individual assets shall not be subject to the claims of any person relating to such obligations.


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

            IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first written above.

"Shareholder"

SAVANAH LIMITED PARTNERSHIP,
a District of Columbia limited partnership


By:   ASPEN ENTERPRISES INTERNATIONAL, INC.,
      a Colorado corporation, its General Partner

            /s/ Mansor Dalaan
      By:   ____________________________
            Mansor Dalaan
            President


STARWOOD HOTELS & RESORTS TRUST
a Maryland real estate investment trust

      /s/ Steven R. Goldman
By:   _____________________________
      Steven R. Goldman
      Senior Vice President


STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
a Maryland corporation

      /s/ Nir E. Margalit
By:   _____________________________
      Nir E. Margalit
      Secretary


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

                                                                         ANNEX A

                                                                 to Registration
                                                                Rights Agreement


                              AGREEMENT TO BE BOUND
                      BY THE REGISTRATION RIGHTS AGREEMENT


            The undersigned, being the transferee or the intended transferee of _________ Paired Shares (the "Registrable Shares") of Starwood Hotels & Resorts Trust, a Maryland real estate investment trust, and Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation (together, the "Company"), as a condition to the transfer to and acquisition by the undersigned of such Registrable Shares, acknowledges that matters pertaining to the sale and registration of such Registrable Shares are governed by the Registration Rights Agreement (the "Registration Rights Agreement"), dated as of January 15, 1998, initially among the Company and Savanah Limited Partnership, a District of Columbia limited partnership, and the undersigned hereby (1) acknowledges receipt of a copy of such agreement, and (2) agrees to be bound as a "Holder" by the terms of the Registration Rights Agreement, as the same has been or may be amended from time to time.

            Agreed to this ____ day of __________, ____.


                                            ____________________________________

                                            By:  _______________________________

                                            Its: _______________________________


                                            Address, telephone number and
                                            telecopy number for notices:

                                            ____________________________________

                                            ____________________________________

                                            ____________________________________

                                            ____________________________________

                                                                         ANNEX B

                                                                 to Registration
                                                                Rights Agreement


                         [Letterhead of Selling Holder]


                               ____________, 199__

BY TELECOPIER

Starwood Hotels & Resorts Trust
2231 E. Camelback Road, Suite 410
Phoenix, Arizona  85016
Attention:  Ronald C. Brown or Chief Financial Officer

Starwood Hotels & Resorts Worldwide, Inc.
2231 E. Camelback Road, Suite 400
Phoenix, Arizona  85016
Attention:  Alan M. Schnaid or Vice President

            Re: Starwood Hotels & Resorts

Ladies and Gentlemen:

            Reference is made to the prospectus (the "Prospectus") included in the Registration Statement on Form S-3 (Registration No. ___________) filed by Starwood Hotels & Resorts Trust (the "Trust") and Starwood Hotels & Resorts Worldwide, Inc. (the "Corporation" and, together with the Trust, the "Company") with the Securities and Exchange Commission on _________, 1998, under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration for resale by the shareholders named therein of certain shares of beneficial interest, par value $.01 per share, of the Trust, and shares of common stock, par value $.01 per share, of the Corporation (the "Paired Shares"), including _______ Paired Shares held by the undersigned.

            ___________ of the Paired Shares held by the undersigned were offered for sale and have been sold by the undersigned in a manner consistent with the description set under the caption "Plan of Distribution" in the Prospectus. Thus, the undersigned requests that new certificates evidencing such Paired Shares be issued in the name of _________________________, the transferee, free of any restrictive legend under the Securities Act.

                                          Very truly yours,

                                          [Name and signature of Selling Holder]

                                                                         ANNEX C

                                                                 to Registration
                                                                Rights Agreement


                         [Letterhead of Selling Holder]


                               ____________, 199__

BY TELECOPIER

Sidley & Austin
555 West Fifth Street
Los Angeles, California 90013
Attention:  Sherwin L. Samuels, Esq.,
            Kenneth H. Levin, Esq. and
            James V. Robertson, Esq.

            Re: Starwood Hotels & Resorts

Ladies and Gentlemen:

            Reference is made to the prospectus (the "Prospectus") included in the Registration Statement on Form S-3 (Registration No. ___________) filed by Starwood Hotels & Resorts Trust (the "Trust") and Starwood Hotels & Resorts Worldwide, Inc. (the "Corporation" and, together with the Trust, the "Company") with the Securities and Exchange Commission on _________, 1998, under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration for resale by the shareholders named therein of certain shares of beneficial interest, par value $.01 per share, of the Trust, and shares of common stock, par value $.01 per share, of the Corporation (the "Paired Shares"), including _______ Paired Shares held by the undersigned.

            The undersigned understands that you have been requested by the Company to deliver an opinion to the Company's transfer agent that, upon the sale by the undersigned of the Paired Shares, certificates evidencing such shares may be issued to the transferee(s) without any restrictive legend under the Securities Act. For the purpose of facilitating the delivery by you of such opinion, the undersigned, hereby represents that _______ of the Paired Shares held by the undersigned were offered for sale and have been sold in a manner consistent with the description set under the caption "Plan of Distribution" in the Prospectus.

            The undersigned understands that you will be relying on the foregoing representations in rendering your opinion, and the undersigned consents to such reliance.

                                          Very truly yours,

                                          [Name and signature of Selling Holder]